UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under to §240.14a-12

Angel Oak Funds Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RE: Angel Oak Ultrashort Income ETF

Dear Valued Shareholder of Angel Oak Ultrashort Income ETF (the “Fund”), a series of Angel Oak Fund Trust:

We are sending you information about the upcoming reconvening of the June 26, 2025 Special Meeting of the Shareholders of the Fund (the “Original Special Meeting”) scheduled for 10:00 AM Eastern time on December 19, 2025 at the address found in the footer of this notice letter.

According to our records, you have not yet voted. We are working with EQ Fund Solutions (“EQ”) to manage the voting process. To avoid receiving calls or further notices on this matter, please vote TODAY to ensure your vote is represented at the Special Meeting on December 19, 2025. Voting takes two minutes and helps us end this campaign.

The Board believes the proposal is in the best interests of the Fund and its shareholders and recommends that you vote “FOR” the proposal.

Please read the Proxy Statement(s) because it has important information. You may download the proxy statement(s) online at: https://vote.proxyonline.com/angeloak/docs/specialmeeting2025.pdf.

If you are unsure, please vote “ABSTAIN” which still helps us end this campaign and removes you from further notices.

At the Original Special Meeting and again at this reconvening of the Special Meeting, you will be asked to vote on a new investment advisory agreement between the Fund and its adviser, Angel Oak Capital Advisors, LLC (the “Adviser”). A change of control of the ultimate parent of the Adviser, detailed further in the Proxy Statement (the “Transaction”), requires that the Fund and Adviser enter into a new investment advisory agreement so that the Adviser may continue to serve the Fund as its adviser. The Transaction will not result in material changes to the day-to-day management and operations of the Fund or result in any fee increases.

Voting is fast and easy using one of the options below:

Visit the website on the enclosed proxy card and enter your control number.

Call (866) 521-4198 to speak with a representative. Representatives are available Monday through Friday 9am to 10pm ET.

Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

When you vote now, you will ensure your shares are represented and we will not contact you further on this issue. Detailed information about the Special Meeting and the proposal can be found in the Proxy Statement(s). If you have any questions about the proposal, contact your financial advisor, client service representative or EQ at (866) 521- 4198.

Thank you in advance for your attention.

Angel Oak Capital Advisors | 3344 Peachtree RD NE Suite 1725 | Atlanta, GA 30326

NOBO Z90462

RE: Angel Oak Ultrashort Income ETF

Dear Valued Shareholder of Angel Oak Ultrashort Income ETF (the “Fund”), a series of Angel Oak Fund Trust:

We are sending you information about the upcoming reconvening of the June 26, 2025 Special Meeting of Shareholders of the Fund (the “Original Special Meeting”) scheduled for 10:00 AM Eastern time on December 19, 2025 at the address found in the footer of this notice letter.

According to our records, you have not yet voted. We are working with EQ Fund Solutions (“EQ”) to manage the voting process. To avoid receiving further notices on this matter, please vote TODAY to ensure your vote is represented at the Special Meeting on December 19, 2025. Voting takes two minutes and helps us end this campaign.

The Board believes the proposal is in the best interests of the Fund and its shareholders and recommends that you vote “FOR” the proposal.

Please read the Proxy Statement(s) because it has important information. You may download the proxy statement(s) online at: https://vote.proxyonline.com/angeloak/docs/specialmeeting2025.pdf

If you are unsure, please vote “ABSTAIN” which still helps us end this campaign and removes you from further notices.

At the Original Special Meeting and again at this reconvening of the Special Meeting, you will be asked to vote on a new investment advisory agreement between the Fund and its adviser, Angel Oak Capital Advisors, LLC (the “Adviser”). A change of control of the ultimate parent of the Adviser, detailed further in the Proxy Statement (the “Transaction”), requires that the Fund and Adviser enter into a new investment advisory agreement so that the Adviser may continue to serve the Fund as its adviser. The Transaction will not result in material changes to the day-to-day management and operations of the Fund or result in any fee increases.

Voting is fast and easy using one of the options below:

Visit the website on the enclosed proxy card and enter your control number.

Call (800) 967-5074 extension 21699 to speak with a representative. Representatives are available Monday through Friday 9am to 10pm ET.

Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

When you vote now, you will ensure your shares are represented and we will not contact you further on this issue. Detailed information about the Special Meeting and the proposal can be found in the Proxy Statement(s). If you have any questions about the proposal, contact your financial advisor, client service representative or EQ at (800) 967-5074, extension 21699.

Thank you in advance for your attention.

OBO Z90462

Angel Oak Capital Advisors | 3344 Peachtree RD NE Suite 1725 | Atlanta, GA 30326